EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-70549 on Form S-8 of Compuware Corporation of our report dated September 17, 2009 appearing in this Annual Report on Form 11-K of Compuware Corporation ESOP/401(k) Plan for the year ended March 31, 2009.
s/s Crowe Horwath LLP
South Bend, Indiana
September 17, 2009